Exhibit 99.1

CEVA, Inc. Announces CEO Transition Plan

- Current CEO Gideon Wertheizer to Retire at Year End
- Board Appoints Technology Industry Veteran Amir Panush as CEO Effective January 2023

Rockville, MD, November 9, 2022 – CEVA, Inc. (NASDAQ: CEVA), the leading licensor of wireless connectivity and smart sensing technologies and co-creation solutions, today announced that CEO Gideon Wertheizer has chosen to retire at the end of 2022. The CEVA board of directors has unanimously appointed Amir Panush as CEO effective January 1st, 2023. Mr. Wertheizer will continue to serve as an active member of CEVA’s board of directors and will be employed in an advisory role in the near term to ensure a smooth leadership transition.

“On behalf of everyone at the Company, I would like to sincerely thank Gideon for his strategic vision, leadership and dedication to the success of CEVA since the company’s inception 20 years ago,” said Peter McManamon, Chairman of the Board of CEVA. “Under Gideon’s stewardship, CEVA has transformed into the industry’s undisputed leader in wireless connectivity and smart sensing platform IPs that power billions of devices around the world. We look forward to continuing to benefit from Gideon’s experience and counsel as an adviser and board member going forward.”

”It has been a great honor for me to lead CEVA, and I am extremely proud of what our team has achieved together,” stated Mr. Wertheizer. “As much as we have achieved over the past 20 years, CEVA has limitless future potential, with ubiquitous technologies and a collaborative business model for smart and connected devices. I would like to thank all of my colleagues for their support, dedication to innovation and diligence over the years and look forward to continuing to contribute to the Company.”

Amir Panush was selected to succeed Mr. Wertheizer as CEO following an extensive search. Having been based in the U.S. for the past 17 years, Mr. Panush will relocate to Israel in the coming months. Mr. McManamon commented: “Amir has an excellent track record of leadership at large technology companies, strong relationships within the industry, and many intersections with CEVA’s target markets. Amir is a thoughtful and analytical person that impressed us with his strategic vision and is an outstanding fit for CEVA. We look forward to working with Amir to write the next chapter of CEVA’s growth story.”

Amir Panush joins CEVA from InvenSense, Inc., a TDK group company, where he served as CEO and General Manager of TDK Corporation’s MEMS Sensors Business Group and where he led the company through revenue growth of over 100% since 2020. Mr. Panush previously held various leadership positions at TDK, following TDK’s successful acquisition of InvenSense in 2017. Mr Panush joined Invensense in 2015, serving as head of the company’s Strategy & Corporate Development, where he drove strategic expansion and diversification efforts. Prior to InvenSense, Mr. Panush held several leadership roles at Qualcomm Inc. (NASDAQ: QCOM) and led strategic marketing and partnerships at Atheros Communications (acquired by Qualcomm). His earlier industry roles spanned software engineering and project management leadership at Texas Instruments and Comsys Mobile (acquired by Intel). Mr. Panush holds a Master of Business Administration from Haas Business School, University of California at Berkeley and a bachelor’s degree, Cum Laude, in Computer Science from Technion Institute of Technology in Israel.

Mr. Panush commented: “I am incredibly excited about the opportunity to lead CEVA forward and I am honored by the trust shown in me by CEVA’s board of directors. CEVA is uniquely positioned to leverage its deep portfolio of wireless connectivity and smart sensing IPs at a time when the market opportunity for these technologies has never been greater. I am energized by the opportunity to build on this technology leadership together with our highly talented team to accelerate the Company’s growth and enhance the financial performance in the years ahead.”

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions.  Forward-looking statements include statements regarding the anticipated commencement of Mr. Panush’s service as CEO, Mr. Wertheizer’s continued service to CEVA, and CEVA’s growth potential and market opportunities. The risks, uncertainties and assumptions that could cause differing CEVA results include: the scope and duration of the COVID-19 pandemic; the extent and length of the restrictions associated with the COVID-19 pandemic and the impact on customers, consumer demand and the global economy generally; the ability of CEVA DSP cores and other technologies to continue to be strong growth drivers for us; our success in penetrating new markets, including in the base station and IoT markets, and maintaining our market position in existing markets; our ability to diversify the company's royalty streams, the ability of products incorporating our technologies to achieve market acceptance, the maturation of the connectivity, IoT and 5G markets, the effect of intense industry competition and consolidation, global chip market trends, including supply chain issues as a result of COVID-19 and other factors, the possibility that markets for CEVA's technologies may not develop as expected or that products incorporating our technologies do not achieve market acceptance; our ability to timely and successfully develop and introduce new technologies; our ability to successfully integrate Intrinsix into our business; and general market conditions and other risks relating to our business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About CEVA, Inc.

CEVA is the leading licensor of wireless connectivity and smart sensing technologies and co-creation solutions for a smarter, safer, connected world. We provide Digital Signal Processors, AI engines, wireless platforms, cryptography cores and complementary software for sensor fusion, image enhancement, computer vision, voice input and artificial intelligence. These technologies are offered in combination with our Intrinsix IP integration services, helping our customers address their most complex and time-critical integrated circuit design projects. Leveraging our technologies and chip design skills, many of the world’s leading semiconductors, system companies and OEMs create power-efficient, intelligent, secure and connected devices for a range of end markets, including mobile, consumer, automotive, robotics, industrial, aerospace & defense and IoT.

Our DSP-based solutions include platforms for 5G baseband processing in mobile, IoT and infrastructure, advanced imaging and computer vision for any camera-enabled device, audio/voice/speech and ultra-low-power always-on/sensing applications for multiple IoT markets. For sensor fusion, our Hillcrest Labs sensor processing technologies provide a broad range of sensor fusion software and inertial measurement unit (“IMU”) solutions for markets including hearables, wearables, AR/VR, PC, robotics, remote controls and IoT. For wireless IoT, our platforms for Bluetooth (low energy and dual mode), Wi-Fi 4/5/6 (802.11n/ac/ax), Ultra-wideband (UWB), NB-IoT and GNSS are the most broadly licensed connectivity platforms in the industry.

CEVA is a sustainable and environmentally conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At CEVA, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Visit us at www.ceva-dsp.com and follow us on Twitter, YouTube, Facebook, LinkedIn and Instagram

For More Information Contact:

Yaniv Arieli CEVA, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. VP Market Intelligence, Investor & Public Relations +1.650.417.7976 richard.kingston@ceva-dsp.com

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